EX-10.77.02
FIRST AMENDMENT TO MASTER LEASE

THIS FIRST AMENDMENT TO MASTER LEASE (this “Amendment”) is made and executed and effective as of this 1st day of December, 2009 (the “Amendment Execution Date”) by and between EMERITUS CORPORATION, a Washington corporation, having its principal office at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121-1031, as Tenant, and NATIONAL HEALTH INVESTORS, INC., a Maryland corporation, having its principal office at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, as Landlord.

RECITALS

A.           Landlord and Tenant are parties to that Master Lease dated as of October 13, 2009 (the “Lease”) with respect to eight senior housing facilities in South Carolina, Tennessee and Arizona (the “Facilities”).

B.           Landlord and Tenant have agreed, in response to Tenant’s due diligence investigation, to amend certain provisions of the Lease.

C.           The Lease provides that it can be amended by written instrument signed by Landlord and Tenant.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. DEFINITIONS.

(a) Article 1 is amended by inserting the following new defined terms in the appropriate places:

“Annual Rent Adjustment Date” shall mean (i) during the Initial Term, the anniversary of each Facility Commencement Date and (ii) during any Extended Term, the anniversary of the beginning date of that Extended Term.

“Base Purchase Price” shall mean Thirty Eight Million Five Hundred Twenty Thousand and no/100 Dollars ($38,520,000); provided, however, in the event that the fair market value of the Facilities subject to this Lease at the time the Purchase Option is exercised as determined in the manner set forth in Section 25.16(c) of this Lease is greater than Thirty Nine Million Six Hundred Forty Nine Thousand Nine Hundred Ninety Nine and no/100 Dollars ($39,649,999.00), which amount shall be reduced on a dollar for dollar basis by any amount previously paid to Landlord pursuant to Articles 15 or Article 16 as a result of damage to or destruction or Condemnation of any of the Facilities, then the Base Purchase Price shall be Thirty Seven Million Five Hundred Twenty Thousand and no/100 Dollars ($37,520,000.00); and further provided that if the Lease and Purchase Option are terminated with respect to the Gilbert Facility, Base Purchase Price shall be adjusted as provided in Section 11(e) hereof.

“Capital Allowance” shall have the meaning set forth in Section 7.5(a);

“Capital Allowance Rent Adjustment Date” shall have the meaning set forth in Section 7.5(a);

“Consolidated Net Worth” shall mean the consolidated net worth of the applicable entity as determined in accordance with generally accepted accounting principles consistently applied.

“Disbursement Date” shall have the meaning set forth in Section 7.5(d);

“Existing Easements and Encroachments” shall mean those matters described in Exhibit H;

“FF & E” shall have the meaning set forth in Section 7.5(a);

“Gilbert Facility” means the assisted living facility (including the free standing cottages) located in Gilbert, Arizona.

“Gilbert Repair Project” means the construction at the Gilbert Facility related to the sinking of the foundation and the flooding of the cottages;

“Landlord’s Approval” shall have the meaning set forth in Section 7.5(b);

“Landlord’s Share of the Capital Allowance” shall have the meaning set forth in Section 7.5(a);

“Material Defect” means any defect, whether latent or patent, (i) in the Gilbert Repair Project and (ii) with respect to any matter other than the Gilbert Repair Project, with a cost to repair individually or in the aggregate for any Facility in excess of Seventy Five Thousand and no/100 Dollars ($75,000.00);

“Missing Estoppels” shall mean those Estoppel Certificates described in Exhibit I;

“Request for Advance” shall have the meaning set forth in Section 7.5(d);

“RRA” shall have the meaning set forth in Section 7.5(a);

“Subsequent Settlement Condition” shall mean a condition (whether or not related to or associated with the Gilbert Repair Project) occurring on or discovered at the Gilbert Facility, or any portion thereof, where sinking or settlement of any building foundations, walkways, paved areas, utility lines or any other improvements thereon causes damage to the Gilbert Facility. For the avoidance of doubt a Subsequent Settlement Event shall not include any damage to the Gilbert Facility that is the result of either (i) Tenant’s willful misconduct or gross negligence or (ii) a casualty event which is unrelated to the sinking or settlement of the Gilbert Facility and which is covered by the insurance Tenant is required to maintain under the Lease (even if Tenant has for any reason failed to maintain such insurance).

“Tenant’s Share of the Capital Allowance” shall have the meaning set forth in Section 7.5(a).

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“Vehicles” shall have the same meaning set forth in Section 7.5(a).

(b)           Article 1 is further amended by deleting the definition given for Lease Year and the following inserted in lieu thereof.

“Lease Year” shall mean the period from the respective Facility Commencement Dates through January 31, 2011 for the first Lease Year and each twelve (12) consecutive month period thereafter throughout the Term, provided, however, that the fifteenth Lease Year shall end concurrently with the expiration of the Initial Term.

2. EXISTING TITLE ISSUES. Section 2.3 is hereby amended by inserting the following at the end thereof:

NOTWITHSTANDING THE FOREGOING, LANDLORD ACKNOWLEDGES AND AGREES THAT TENANT SHALL HAVE NO LIABILITY FOR ANY COSTS, DAMAGES, LOSSES OR EXPENSES ARISING FROM OR RELATED TO THE EXISTING EASEMENTS AND ENCROACHMENTS OR THE MATTERS DESCRIBED IN THE MISSING ESTOPPELS, BUT THAT THE SAME ARE, AND SHALL REMAIN, THE SOLE RESPONSIBILITY OF LANDLORD.

3. COMMENCEMENT DATE.  Section 3.1 is amended by inserting the following at the end thereof:

Landlord and Tenant acknowledge and agree that the Commencement Date, each Facility Commencement Date and accordingly the Initial Term are tied to the issuance to Tenant of its licenses to operate the Facilities (unless the Prior Tenant agrees to enter into the Interim Operating Documents with Tenant pending issuance of its licenses) and that they have agreed that Tenant will use its good faith efforts to secure such licenses for all of the Facilities by January 1, 2010; provided, however, Tenant shall not be in default of its obligations under this Lease if it is unable to obtain some or all of the licenses by January 1, 2010.

4. RENT.

(a) Section 4.1 is hereby deleted in its entirety and the following inserted in lieu thereof:

4.1 Base Rent. The amounts shown on Schedule II are referred to for each respective Facility as that Facility’s “Initial Facility Base Rent.” Commencing on the Commencement Date for a given Facility, Tenant shall pay the Initial Facility Base Rent for that Facility to Landlord in twelve equal monthly installments on the 1st day of each month. Base Rent for each Facility shall increase (i) on each Capital Allowance Rent Adjustment Date by the amount set forth in Section 7.5(c), (ii) on each Annual Rent Adjustment Date by the amount reflected below:

First and Second
Annual Rent Adjustment Dates                                                      2.00%
Third Annual Rent Adjustment Date                                                                           2.955%
Fourth and Fifth
Annual Rent Adjustment Dates                                                      3.0%

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Sixth Annual Rent Adjustment Date                                                                           3.026%
Seventh through Twelfth
Annual Rent Adjustment Dates                                                      4.00%
Thirteenth Annual Rent Adjustment Date                                                                           2.716%
Fourteenth Annual Rent Adjustment Date                                                                           4.050%

Base Rent shall be prorated for any period shorter than the number of days in a whole month and for any Lease Year longer than twelve (12) months.

The aggregate annual amount for all Facilities of Base Rent, reflecting the increase to Base Rent contemplated in Section 7.5(c), for the Second Lease Year and the remainder of the Initial Term is set forth on Schedule III.  For the avoidance of doubt, the parties acknowledge and agree that it is their intent that from and after the Second Lease Year, the Base Rent will assume that the Landlord’s Share of the Capital Allowance has been fully advanced.

(b)           Section 4.2 is hereby deleted in its entirety and the following inserted in lieu thereof:

4.2 Base Rent for Extended Term. Base Rent for the Extended Term shall increase by three percent (3%) per year on the commencement of the Extended Term and each Annual Rent Adjustment Date thereafter during the Extended Term. Base Rent as so increased shall be paid in twelve equal monthly installments to Landlord.

5. CAPITAL IMPROVEMENTS. A new Section 7.5 is added to the Master Lease which provides as follows:

7.5.           Capital Allowance.

(a) Notwithstanding anything to the contrary set forth in this Article 7, Landlord and Tenant have agreed to fund on a 50-50 basis the cost of certain repairs, renovations and alterations to the Facilities (the “RRA”) and/or the acquisition of certain furniture, fixtures and equipment for the Facilities (the “FF & E” and together with the RRA, the “Improvements”), with the aggregate amount required to be contributed by Landlord and Tenant for the Improvements not to exceed One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the “Capital Allowance”), with up to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) of such amount being provided by Landlord (the “Landlord’s Share of the Capital Allowance”) and with up to Seven Hundred Fifty Thousand and no/100 Dollars ($750,000) of such amount being provided by Tenant (the “Tenant’s Share of the Capital Allowance”). With respect to each of the Improvements, Landlord and Tenant shall agree upon an appropriate allocation of the cost thereof between Landlord and Tenant, it being understood and agreed that Tenant may use the Tenant’s Share of the Capital Allowance to pay for the cost of any vehicles to be used in connection with the operation of the Facilities (the “Vehicles”) and that Landlord shall have no obligation to advance any portion of the Landlord’s Share of the Capital Allowance to cover any portion of the costs thereof. Accordingly, as between Landlord and Tenant, Landlord shall be required to bear a disproportionate share of the cost of a portion of the Improvements but in no event (A) shall the amount which Landlord is required to advance in the aggregate with respect to the Improvements exceed the Landlord’s Share of the Capital

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Allowance nor (B) shall the amount which Tenant is required to advance in the aggregate with respect to the Improvements and the Vehicles exceed the Tenant’s Share of the Capital Allowance.

(b) The Capital Allowance may be allocated by Tenant between the Facilities in such manner as Tenant deems to be necessary and appropriate to equip, repair, renovate and/or alter the Facilities; provided, however, any proposed use by Tenant of the Landlord’s Share of the Capital Allowance shall be subject to the review and prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed (“Landlord’s Approval”) and which Landlord’s Approval shall be deemed to have been given unless such approval is denied in writing within thirty (30) days after Tenant’s submission of a request for approval to Landlord.

(c) Any portion of the Landlord’s Share of the Capital Allowance advanced by Landlord will increase the Base Rent due and payable with respect to the affected Facility commencing on the first day of the first month following the applicable Disbursement Date (each a “Capital Allowance Rent Adjustment Date”) by an amount equal to (i) the product of the amount advanced multiplied by nine percent per annum (ii) divided by twelve (12). Any portion of the Tenant’s Share of the Capital Allowance advanced by Tenant will be deemed to be a Capital Expenditure within the meaning of Section 7.1 of this Lease.

(d) In response to a written disbursement request in substantially the form attached as Exhibit L (each a “Request for Advance”), Landlord shall make advances of the Landlord’s Share of the Capital Allowance on the last day of each calendar month in which a Request for Advance is received provided no Event of Default has occurred and/or is continuing and provided that each of the following conditions has been satisfied or waived by Landlord in the exercise of its reasonable discretion, and, provided that, if the last day of the month is not a business day, then the advance shall be disbursed on the last business day of that month (each a “Disbursement Date”):

(i) If the Request for Advance relates to the purchase of FF& E, Landlord shall disburse to Tenant such portions of the Landlord’s Share of the Capital Allowance as are necessary to reimburse Tenant for fifty percent (50%) of the amount of the paid invoice; and

(ii) If the Request for Advance relates to the cost of an RRA to a Facility, Landlord shall disburse to Tenant such portions of the Landlord’s Share of the Capital Allowance as are necessary to reimburse Tenant for fifty percent (50%) of the cost thereof subject to Tenant’s compliance with the following conditions:

(A) Tenant shall submit a completed Request for Advance, no later than the fifteenth (15th) calendar day of any calendar month;

(B) Tenant shall have delivered to Landlord all original mechanics’ lien waivers, in form and substance satisfactory to Landlord, reasonably deemed necessary by Landlord for services and materials provided in connection with the RRA;

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(C) All costs for the RRA are to be certified by Tenant in accordance with the Request for Advance.  Verification of the monthly progress of the RRA and the costs incurred may be made by Landlord in its reasonable judgment;

(D) Tenant shall be deemed to have remade, as of the date of each advance, each and every representation and warranty made by Tenant in this Master Lease, and each such representation and warranty shall be true and correct at the time of each advance;

(E) Tenant shall have provided Landlord with evidence reasonably satisfactory to Landlord that the RRA complies with all building, zoning and other laws and governmental codes, rules and regulations, all necessary licenses, permits, approvals and consents required for the use, occupancy and operation of the Facility and evidence satisfactory to Landlord that, as of the date of the final Request for Advance, to the extent required by applicable laws and regulations, the RRA has been inspected and approved by each governmental authority with jurisdiction over the RRA and by each person or entity that has the right to inspect and approve the RRA, and each applicable governmental authority shall have issued the appropriate permit, license or certificate to evidence such approval;

(F) Before processing the final Request for Advance, Landlord shall have received a completion certificate, in substantially the form attached hereto as Exhibit M, executed by Tenant stating that the RRA has been completed, together with such other evidence that no mechanics or materialmen’s liens or other encumbrances have been filed and remain in effect against the Facility, or appropriate lien waivers from any contractor or subcontractor;

(G) To the extent an architect has been engaged, a signed copy of the “AIA Document G702 Application and Certificate for Payment” shall have been submitted to Lessor with each Request for Advance.

6. SECURITY INTEREST. Section 11.1 is hereby deleted in its entirety and the following inserted in lieu thereof:

Tenant shall execute in favor of Landlord a security agreement in the form attached as Exhibit G hereto, granting to Landlord a first priority security interest in all Tenant’s Personal Property, Accounts, general intangibles, contract rights and healthcare insurance receivables arising from the operations of each Facility and other interests of Tenant which security interest shall secure the payment of all Rent and the performance of all other obligations of the Tenant under this Lease. Notwithstanding the foregoing, the security interest granted to Landlord with respect to Tenant’s Personal Property in this Section 11.1 is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant’s Personal Property. Tenant shall cooperate in filing all financing statements needed to perfect such security interest.

7. COVERAGE RATIO.  Section 11.2 is amended by inserting the following at the end thereof:

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Notwithstanding the foregoing, during the First Lease Year the Gilbert Facility shall be excluded from the calculation of the Lease Coverage Ratio.

8. PURCHASE OPTION.  Section 25.16(b) is hereby deleted in its entirety and the following inserted in lieu thereof:

(b)           The Purchase Price for the exercise of the Purchase Option shall be the sum of the Base Purchase Price plus fifty percent (50%) of the amount, if any, by which the fair market value of the Facilities subject to this Lease at the time the Purchase Option is exercised exceeds the Base Purchase Price.

9. CONDITIONS PRECEDENT.

(a) Sections 27(c) and (d) are hereby deleted in their entirety and the following inserted in lieu thereof:

(c)           It shall be a condition to Tenant’s obligations hereunder that Tenant shall be satisfied in its sole and absolute discretion with the results of its due diligence investigation with respect to the physical, financial and operational condition of each of the Facilities, which due diligence investigations shall have been completed by November 30, 2009 (October 13, 2009 through November 30, 2009 being referred to herein as the “Due Diligence Period”).

(d)           It shall be a condition to Tenant’s obligations hereunder that it has secured the approval of its Board of Directors to the transaction contemplated herein prior to December 15, 2009.

(b) The last paragraph of Article 27 is hereby deleted in its entirety and the following inserted in lieu thereof:

In order to terminate this Lease based upon Tenant’s dissatisfaction with the condition set forth in Section 27(c), Tenant must provide written notice of termination to Landlord not later than 5:00 p.m. Central Standard Time on December 1, 2009 and in order to terminate this Lease based upon Tenant’s dissatisfaction with the condition set forth in Section 27(d), Tenant must provide written notice of termination to Landlord not later than 5:00 p.m. Pacific Standard Time on December 15, 2009. If such notice of termination is not timely given, Tenant shall be deemed to have satisfied conditions (c) and (d) of this Section 27.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS.  As an inducement to Tenant to enter into the Lease as amended by this Amendment, Landlord represents, warrants and covenants to Tenant that each of the Facilities is, as of the Amendment Execution Date, and will be, as of the Commencement Date, in good condition and repair, ordinary wear and tear excepted, and free from any Material Defects. Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all damages, losses, costs or expenses, including, but not limited to, reasonable attorneys fees, which Tenant may incur in the event of a breach of the foregoing representations, warranties and covenants made in this Section 10 of this First Amendment. Landlord’s indemnity under this Section 10 shall be

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independent of and not limited by Landlord’s indemnity obligations under Section 20.2 of the Lease.

11. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS FOR THE GILBERT FACILITY

As an inducement to enter into the Lease as amended by this Amendment, Landlord represents, warrants and covenants to Tenant with respect to the Gilbert Facility, as follows:

(a) The Gilbert Repair Project has, as of the Amendment Execution Date, or will have been, as of the Commencement Date, completed in compliance with the plans and specifications provided to Tenant, in a good and workmanlike manner and in compliance with all applicable Legal Requirements and, as of the Commencement Date, Landlord or the Prior Operator or Prior Manager, as applicable, will have received all approvals required under any applicable Legal Requirements for the lawful use and occupancy of the Gilbert Facility for the Permitted Use.

(b) Landlord shall assign, or shall cause to be assigned, to Tenant effective as of the Commencement Date any warranties issued to Landlord in connection with the Gilbert Repair Project or, alternatively, shall, at the request of Tenant, exercise, or cause to be exercised, any rights or remedies available thereunder.

(c) If a Subsequent Settlement Condition is discovered, Tenant shall not be responsible under Section 10.1 of the Lease for the repair of the Subsequent Settlement Condition.

(d) If Tenant should at any time or times during the Term discover the existence of a Subsequent Settlement Condition, Tenant shall give Landlord written notice thereof (a “Gilbert Settlement Condition Notice”). Upon receipt of a Gilbert Settlement Condition Notice, Landlord shall have a period of thirty (30) days, or such longer period (not to exceed another thirty (30) days) as may be reasonably needed to investigate the Subsequent Settlement Condition and evaluate the cost of or feasibility of correcting the damage caused by the Subsequent Settlement Event (the “Review Period”). At the end of the Review Period, Landlord shall give written notice to the Tenant whether or not Landlord, at Landlord’s sole cost and expense, shall repair the damage caused by the Subsequent Settlement Condition (the “Repair Notice”).  If Landlord so elects to repair a Subsequent Settlement Condition, Landlord shall proceed with all due diligence to commence and promptly complete such repair and shall do so in a good and workmanlike manner and in compliance with all applicable Legal Requirements for such repairs and for the continuing lawful use and occupancy of the Gilbert Facility and all portions thereof for the Permitted Use.  If Landlord shall elect not to repair the damage caused by a Subsequent Settlement Condition or shall fail to timely deliver a Repair Notice, then in such event either Landlord or Tenant may to terminate the Lease with respect to the Gilbert Facility by giving written notice to the other party of such election (the “Termination Notice”) within sixty (60) days of the date of (or deadline for) the Repair Notice. The Termination Notice shall specify the date on which the Lease is to terminate as to the Gilbert Facility, which date shall be the last day of the month occurring one hundred and eighty (180) days after date of the Termination Notice. The termination of the Lease with respect to the

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Gilbert Facility pursuant to this Section 11(d) will be effective on the date specified in the Termination Notice.

(e) If the Lease with respect to the Gilbert Facility is terminated as provided in Section 11(d) above, the Purchase Option provided for in Section 25.16 of the Lease shall be adjusted to remove the value of the Gilbert Facility (herein agreed to be Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) from the Base Purchase Price (and all other amounts used in the definition of “Base Purchase Price”).  In the event of such termination of the Lease with respect to the Gilbert Facility, Landlord shall pay to Tenant the following: the unamortized portion of all amounts Tenant has invested at the Gilbert Facility for (i) capital expenditures to the Gilbert Facility’s land and improvements prior to the date of the Termination Notice (including, but not limited to, amounts expended therefor by Tenant under Sections 7.1 and 7.5 of the Lease), and for (ii) FFF& E or FF&E having a net book value on Tenant’s records in excess of Five Thousand Dollars ($5,000.00), individually, or Fifteen Thousand Dollars ($15,000.00) in the aggregate with respect to such FFF & E or FF & E at the Gilbert Facility, regardless of the net book value of each individual item of such FFF & E or FF & E; any and all WARN ACT costs; and any other termination fees incurred by Tenant in connection with the termination of the Lease with respect to the Gilbert Facility.

(f) If because of a Subsequent Settlement Condition or Landlord’s repair of the damage to the Gilbert Facility caused by a Subsequent Settlement Condition, any residential units at the Gilbert Facility are out of service or not able to be occupied by residents, the Base Rent allocable to the Gilbert Facility shall proportionately abate for the period such units are out of service.

(g) Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all repair costs relating to a Subsequent Settlement Condition.  This indemnity shall not apply to matters discovered or occurring after Tenant acquires title to the Gilbert Facility in the event of the exercise of the Purchase Option by Tenant.

(h)            Landlord and Tenant acknowledge and agree that there could be more than one Subsequent Settlement Condition at the Gilbert Facility during the Term of the Lease and that the provisions of this Section 11 shall apply equally to each such event unless and until the Lease is terminated with respect to the Gilbert Facility as a result thereof in accordance with the provisions of this Section 11.

12. EXHIBITS.  Exhibits E (Permitted Encumbrances) and G (Form of Security Agreement) are agreed upon and attached hereto.

13. NO FURTHER MODIFICATIONS.  Except as specifically set forth herein, the Lease shall remain in full force and effect as originally executed by Landlord and Tenant.

13.1 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

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14. ENTIRETY. This Amendment represents the entire and final agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the day and year first set forth above.

TENANT:

Date:_12/10/09_	EMERITUS CORPORATION, a Washington corporation

By: /s/ Eric Mendelsohn
Eric Mendelsohn

Title:           SVP Corporate Development

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STATE OF WASHINGTON                                                                :

: ss
COUNTY OF                                KING                                :

On this, the 10th day of December, 2009, before me, the undersigned officer, personally appeared Eric Mendelsohn, who acknowledged himself to be the SVP Corporate Development of Emeritus Corporation, a Washington corporation (“Company”), and being duly sworn according to law deposes and says that he, as such officer, being authorized to do so, executed the foregoing Instrument for the purposes therein contained, by signing the name of the Company by himself as SVP Corporate Development.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

Notary Public:                                /s/ Melanie Jule Pennington

My Commission Expires:                                           07-09-2011

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LANDLORD:

Date:_12-10-09_	NATIONAL HEALTH INVESTORS, INC., a Maryland corporation

By:/s/ Kristin S. Gaines
Kristin S. Gaines

Title: Vice President, Operations

STATE OF _ TENNESSEE                                                      )
)
COUNTY OF RUTHERFORD                                                      )

Before me, Jessica S. Murphy, a Notary Public of said County and State, personally appeared Kristin S. Gaines, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be Vice President, Operations of National Health Investors, Inc., a Maryland corporation, the within named bargainor, and that she as such Vice President, Operations of the corporation, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, and on its behalf, by herself as _ Vice President, Operations of the corporation.

Witness my hand and seal, at Office in Murfreesboro, this 10th day of _December, 2009.

Notary Public                               /s/ Jessica S. Murphy

My Commission Expires:_ 07-21-2013

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EXHIBIT A

The following terms shall have the following meanings:

“Facility” or “Facilities” means individually or collectively as the context may require each of the assisted living facilities listed on Schedule I, attached to this Agreement.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act, as amended.

“Medicaid Receivable” means with respect to each Facility any account that arises from the provision of assisted living services (and any services or sales ancillary thereto) and that is payable pursuant to an agreement entered into between Debtor or that Facility and a federal or state agency or other Person administering Medicaid, pursuant to which the Debtor or that Facility agrees to provide services or merchandise for patients under Medicaid in accordance with the terms of such agreement and the Medicaid Regulations.

“Medicaid Regulations” means collectively (a) all federal statutes, (whether set forth in Title XIX of the Social Security Act, as amended, or elsewhere) affecting Medicaid, (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of any governmental or regulatory authority promulgated pursuant to or in connection with any of such federal statutes, (c) all state statutes and plans for medical assistance enacted in connection with any such federal statutes, rules, regulations, manuals, orders and guidelines, and (d) and all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of any governmental or regulatory authority promulgated pursuant to or in connection with any of such state statutes, in each case as such statutes, rules, regulations, manuals, orders and guidelines may be supplemented, amended or otherwise modified from time to time .

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, as amended.

“Medicare Receivable” means with respect to each Facility any account that arises from the provision of assisted living services (and any services or sales ancillary thereto) and that is payable pursuant to an agreement entered into between Debtor or that Facility and a federal or state agency or other Person administering Medicare, pursuant to which Debtor or that Facility agrees to provide services or merchandise for patients under Medicare in accordance with the terms of such agreement and the Medicare Regulations.

“Medicare Regulations” means collectively (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act, as amended, or elsewhere) affecting Medicare and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of any governmental or regulatory

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authority promulgated pursuant to or in connection with any of such federal statutes, in each case as such statutes, rules, regulations, manuals, orders and guidelines may be supplemented, amended or otherwise modified from time to time.

The collateral consists of, and Debtor hereby grants to Secured Party a security interest in and to, all of Debtor’s right, title and interest in the following described property and property rights (and types of property) that arise from or are located on, attached to or under or used in connection with the leasing and/or operation of any of the Facilities (collectively, the “Collateral”):

1. All inventory in all of its forms, including, but not limited to, all central supplies, linen, housekeeping and other supplies (collectively the “Inventory”).

2. All accounts, accounts receivable (regardless of source payment and including, but not limited to, any healthcare receivable, if applicable, Medicaid Receivable and if applicable, Medicare Receivable), notes, drafts, acceptances, instruments, chattel paper, choses in action, documents, deposit accounts, general intangibles, intangible personal property, things in action, contract rights and other rights to receive the payment of money and other consideration of any kind, however evidenced or designated, whether now or hereafter existing and whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, loan agreements and other contracts securing or otherwise relating to any of the foregoing (collectively the “Receivables”).

3. All beds, linens, towels. televisions, carpeting, draperies and blinds, telephones, computers, lamps, medical and rehabilitation equipment, wheelchairs, laboratory equipment, diagnostic equipment, furniture, furnishings, food service equipment, restaurant and kitchen equipment, medical equipment, heating and air conditioning equipment, fixtures, other equipment, machinery and tangible personal property of every description and kind, and all replacements or substitutions thereto owned by Debtor, and all parts thereof and all accessions thereto; provided, however, that with respect to any items that are leased and not owned by Debtor, the Equipment shall, to the extent permitted by the terms of the applicable lease, include the leasehold interest only of Debtor together with any options to purchase any of said items and any additional or greater rights with respect to such items that Debtor may hereafter acquire (collectively the “Equipment”).

4. To the full extent transferable (and only to the extent any necessary  governmental approval has been obtained), all Certificates of Need, licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises owned by Debtor and necessary to operate any or each Facility and any portion thereof.

5. All plans and surveys, including, without limitation, all “as built” plans, plans relating to utilities, easements and roads, plats, specifications, engineers' drawings, architectural renderings and similar items owned by Debtor.

6. Investment Property as defined in the Uniform Commercial Code as adopted in the State of Washington (the “Code”).

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7. All interest of Debtor in any Capital Improvements Reserve Account which may be created pursuant to the Capital Improvement Reserve Agreement.

8. Subject to applicable laws governing the confidentiality of resident and employee records, all ledger sheets, records (including but not limited to resident records), files, data, printouts, data bases, programs and books of account relating to the Collateral, whether in the form of writings, photographs, microfilm, microfiche or electronic media, together with all computer software necessary to access, use, create, maintain or process the foregoing on electronic media (collectively the “Documentation”).

9. All proceeds of any and all of the foregoing Collateral, including proceeds that constitute property of the types described as Collateral, and, to the extent not otherwise included, all (a) payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss to or otherwise with respect to any of the foregoing Collateral and (b) cash;

For the avoidance of doubt the parties acknowledge and agree that the Debtor is the owner, tenant, manager and operator of other assisted living and long term care facilities and that the Collateral shall not include (i) the name “Emeritus” or any variation thereof or (ii) any property of the Debtor which is used commonly in conjunction with the operation of the Facilities and any other assisted living or long term care facility or facilities owned, leased, managed or otherwise operated by Debtor.

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SCHEDULE I

SCHEDULE OF FACILITIES

The name and address of the Facilities as of the Effective Date are set forth below (it being understood and agreed that the names of the Facilities may be changed by Debtor while this Agreement is in affect but such changes shall not affect the validity or priority of the security interest granted to Secured Party hereunder):

Emeritus at Gilbert fka The Place at Gilbert, Arizona
845 N. El Dorado Drive, Gilbert, AZ

Emeritus at Glendale fka The Place at Glendale, Arizona
6735 W. Hillcrest Road, Glendale, AZ

Emeritus at Tanque Verde fka The Place at Tanque Verde, Arizona
9050 E. Tanque Verde Road,                                                      Tanque Verde, AZ

Emeritus at Tucson fka The Place at Tucson, Arizona
2700 W. Ina Road, Tucson, AZ

Emeritus at Conway fka The Place at Conway, South Carolina
872 Singleton Ridge, Conway, SC

Emeritus at Gallatin fka The Place at Gallatin, Tennessee
400 Hancock, Gallatin, TN

Emeritus at Kingsport fka The Place at Kingsport, Tennessee
2424 N. John B. Dennis Hwy, Kingsport, TN

Emeritus at Tullahoma fka The Place at Tullahoma, Tennessee
801 Wilson Avenue, Tullahoma, TN

EXHIBIT E

PERMITTED ENCUMBRANCES

The Place at Gilbert, Gilbert, Arizona

1.
The liabilities and obligations imposed upon said land by reason of: (a) inclusion thereof within the boundaries of the Salt River Project Agricultural Improvement and Power District; (b) membership of the owner thereof in the Salt River Valley Water Users’ Association, an Arizona corporation; and (c) the terms of any Water Right Application made under the reclamation laws of the United States for the purpose of obtaining water rights for said land.

2.	Taxes and assessments, general and special, for the year 2009, a lien but not yet due and payable.

3.
The following contained in the Patent from the United States of America: “Subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposes, and right to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States of America.”

4.	A Right-of Way Easement for telecommunications as recorded in the Maricopa County Records at Recorder’s No. 93-794661.

5.
Easements and rights incident thereto for public utilities as shown on Final Plat of El Dorado Lakes Golf Community recorded in Book 366 of Maps, Page 15 in the Maricopa County Records (the locations of these easements are not shown on the Survey (defined below)).

6.	Declaration of Covenants, Conditions and Restrictions of El Dorado Lakes Golf Club Community recorded in the Maricopa County Records at Recorder’s No. 94-71825.

7.	Declaration of Easements, Covenants, Conditions and Restrictions recorded in the Maricopa County Records at Recorder No. 95-716888.

8.	Access Easement Agreement recorded in the Maricopa County Records at Recorder No. 98-129773 (the location of this easement is not shown on the Survey).

9.
Easements and recitals affecting the land and for purposes stated and incidental purposes as shown on the Final Plat of Sterling House Assisted Living, Gilbert, Arizona recorded in Book 472 of Maps, Page 18 in the Maricopa County Records.

10.	Underground Power Easement recorded in the Maricopa County Records at Recorder No. 98-649315 (the location of this easement is not shown on the Survey).

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11.
Variations between location of block wall and location of record lines as disclosed by Survey prepared by Joseph C. McGill, Registered Land Surveyor of Neil/McGill Consultants, Inc., dated October 1998 (the “Gilbert Survey”).

The Place at Glendale, Glendale, Arizona

1.
The following contained in the Patent from the United States of America: “Subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposes, and right to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States of America.”

2.	Taxes and assessments, general and special, for the year 2009, a lien but not yet due and payable.

3.
Easements and recitals affecting the land and for purposes stated and incidental purposes as shown on the Amended Map of Dedication for Hillcrest Ranch (Phase I)  recorded in Book 349 of Maps, Page 34 in the Maricopa County Records.

4.	Non-Build Easement Agreement recorded in the Maricopa County Records at Recorder No. 97-27889.

5.	Encroachment of wall column from property to the west onto subject property .38 feet as disclosed in Deed recorded in the Maricopa County Records at Recorder No. 97-849228.

6.	Easement Agreement recorded in the Maricopa County Records at Recorder No. 97-755649 (which easement is blanket in nature).

7.	Declaration of Easements, Covenants, Conditions and Restrictions recorded in the Maricopa County Records at Recorder No. 97-849229 (which easements are blanket in nature).

8.	Site Development Agreement recorded in the Maricopa County Records at Recorder No. 97-849230 (which easements are blanket in nature).

9.	Utility Easement recorded in the Maricopa County Records at Recorder No. 98-389484.

10.
Declaration of Covenants, Conditions and Restrictions for Hillcrest Ranch recorded in the Maricopa County Records at Recorder No. 89-5398, as amended by (i) First Amendment to Declaration of Covenants, Conditions and Restrictions for Hillcrest Ranch recorded in the Maricopa County Records at Recorder No. 94-722966 and (ii) Tract Declaration Hillcrest Ranch recorded in the Maricopa County Records at Recorder No. 97-755647 (which easements are blanket in nature).

11.
The following encroachments as disclosed by the survey prepared by Scott E. Ohana, Registered Land Surveyor, dated November 5, 2009 (the “Glendale Survey”): (i) block wall up to 1.1 feet south of the southerly line, (ii) curb an undetermined distance south of

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southerly line, (iii) block wall up to 1.5 feet west of westerly line, (iv) variations between locations of block walls and column and locations of westerly line, (v) encroachments on Hillcrest Boulevard of walks (up to 4.1 feet), curbs (undetermined) and planter walls (undetermined), (vi) curb an undetermined distance west and east of easterly lines, (vii) block wall up to 1.1 feet west of easterly line, (viii) access drive in southerly portion of premises crosses easterly line and (ix) building violates Non-Build Easement Agreement recorded as No. 97-27899 up to .5 feet

The Place at Tanque Verde, Tucson, Arizona

12.
The following contained in the Patent from the United States of America recorded March 8, 1916 in Deed Book 61, Page 162: “Subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposes, and right to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States of America.”

13.	Taxes and assessments for the second half of 2009, a lien but not yet due and payable.

14.	Easements, restrictions, reservations and conditions as set forth on the Plat of Subdivision recorded in Book 15, Page 40 in the Pima County Records.

15.	Matters shown on survey recorded in the Pima County Records in Book 36 of Surveys at Page 55: “the west line on said survey, being the east line of caption property, has a different bearing.”

16.	Matters shown on survey recorded in the Pima County Records in Book 47 of Maps and Plats at Page 1: “the west line on said survey, being the east line of caption property, has a different bearing.”

17.	Right of Way Easement for electrical purposes recorded in the Pima County Records at Docket 10809, Page 1126.

18.	Memorandum of Agreement between Alternative Living Services and Cox Communications Tucson recorded in the Pima County Records in Docket 11008 at Page 268.

19.	Memorandum of Agreement between RGL Development and Cox Communications Tucson recorded in the Pima County Records in Docket 12060 at Page 3820.

20.
The following encroachments as disclosed by the survey prepared by Cella Barr Associates, Inc., dated February, 1999 (the “Tanque Verde Survey”): (i) encroachment driveway and related improvements onto the right of way of Tanque Verde and Woodland Roads and (ii) encroachment of traffic signal control boxes onto subject property near the northeast and northwest corners.

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The Place at Tucson, Tucson, Arizona

21.
The following contained in the Patent from the United States of America recorded November 5, 1923 in Deed Book 95, Page 21: “Subject to any vested and accrued water rights for mining, agricultural, manufacturing or other purposes, and right to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States of America.”

22.	Taxes and assessments for the second half of 2009, a lien but not yet due and payable.

23.	Declaration of Restrictions and Covenants Running with the Land Development Plan recorded in the Pima County Records at Docket 8038, Page 2739.

24.	Easement for access, sewers, utilities and drainage recorded in the Pima County Records at Docket 8044, Page 3710.

25.	No Access Easement recorded in the Pima County Records at Docket 8044, Page 3721.

26.	Access Control Easement recorded in the Pima County Records at Docket 10762, Page 1154.

27.	Water Easement recorded in the Pima County Records at Docket 10786, Page 226.

28.	Right-of-Way Easement for electrical purposes recorded in the Pima County Records at Docket 10852, Page 1409.

29.
The following encroachments as disclosed by the survey prepared by Rick Engineering company, dated December 19, 1998 (the “Tucson Survey”): (i) overhead electrical easement along the south property line, (ii) street lights in the southwest corner, (iii) existing square power pole north of the southwest corner, (iv) flagpole, signage and landscaping in the southwest corner, (v) fire hydrant north of the south property line, east of the southwest entrance, (vi) headwall at the southeast corner and (vii) encroachment of a driveway and related improvements onto the right of way for Ina Road and Shama Wing Lane.

The Place at Conway, Conway, South Carolina

30.
Declaration of Covenants, Conditions and Restrictions for Delta Development, LLC, a South Carolina limited liability company recorded in Deed Book 1971, Page 874 in the Horry County Records, as amended by the Partial Release of Restrictive Covenants recorded in Deed Book 1999, Page 857 in the Horry County Records (the location of these easement are not shown on the Survey prepared by J. Donald Rowels, Jr. R.L.S. of Cox and Dinkins, Inc. Engineers and Surveyors, dated October 23, 1998 (the “Conway Survey”).

31.	Horry County Real Estate Taxes for the year 2009, a lien not yet due and payable.

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32.	Easement for access and storm drainage purposes recorded in Deed Book 1999, Page 867 in the Horry County Records.

33.	Conveyance of water and sewer systems to Grand Strand Water and Sewer Authority recorded in Deed Book 2052, Page 202 in the Horry County Records.

34.	Drainage Easement recorded in Deed Book 2070, Page 938 in the Horry County Records (the location of this easement is not shown on the Survey).

35.	Right-of-Way Easement recorded in Deed Book 2070, Page 937 in the Horry County Records (the location of this easement is not shown on the Survey).

36.	Distribution Right-of-Way for electrical purposes recorded in Deed Book 1969, Page 1428 in the Horry County Records (the location of this easement is not shown on the Survey).

37.
Development and use restrictions and conditions imposed by federal, state and local laws with respect to portions of the property shown as wetlands on the Survey of Rivertown Medical Park, prepared for Delta Development, LLC by Associated Land Surveyors, recorded in Plat Book 152, Page 147 in the Horry County Records.

38.
Setback lines and easements as shown on the Survey of Rivertown Medical Park, prepared for Delta Development, LLC by Associated Land Surveyors, recorded in Plat Book 152, Page 147 and Plat Book 152, Page 136 in the Horry County Records.

The Place at Gallatin, Gallatin, Tennessee

39.	2010 general or special taxes and assessments for the County of Sumner and City of Gallatin not yet due and payable for Map-Par.126P-J-15.01 and 126P-J-15.01 P.

40.	Matters shown on the plan of recorded in the Register’s Office of Sumner County in Book 16 at Page 348.

41.
The following encroachment as disclosed by the survey prepared by Timothy R. Buchanan, Registered Land Surveyor of Buchanan Land Surveying, dated November 19, 1998 (the “Gallatin Survey”): fence encroaches on Tennessee Highway.

The Place at Kingsport, Kingsport, Tennessee

42.	Deed of Easement for underground utility purposes recorded in Book 1349C, Page 492 of Register’s Office in Sullivan County.

43.	Deed of Easement for ingress and egress purposes recorded in Book 1349C, Page 498 and re-recorded in Book 1349C, Page 504 of Register’s Office in Sullivan County.

44.	Plan of Record recorded in Book 39, Page 48 of Register’s Office in Sullivan County.

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45.	2010 general or special taxes and assessments for the County of Sullivan and City of Kingsport not yet due and payable for Map-Par.047-011.17 and 047-011.17 P.

46.
The following encroachments as disclosed by the survey prepared by Daryl W. Perdue, Registered Land Surveyor of J.E. Horton & Associates, dated November 4, 1998 (the “Kingsport Survey”): (i) sign and landscape encroach onto John B. Dennis Highway and (ii) block building encroaches 4.3 feet on proposed right of way.

The Place at Tullahoma, Tullahoma, Tennessee

47.	Plat of Harton Heights Subdivision recorded in Trust Deed Book 57, Page 230 of Register’s Office in Coffee County (the location of these easements are not shown on the Survey (defined below)).

48.	Bulk Rate Agreement for Cable Television Service recorded in Trust Deed Book T446, Page 389 of Register’s Office in Coffee County.

49.	Agreement for Release and Termination of Utility Easement recorded in Book 263, Page 212 and in Deed Book 268, Page 127 of Register’s Office in Coffee County.

50.	2010 general or special taxes and assessments for the County of Coffee and City of Tullahoma not yet due and payable for Map-Par.124P-D-7.

The following encroachment as disclosed by the survey prepared by Jeffrey K. Clark, Registered Land Surveyor, dated February 25, 1999 (the “Tullahoma Survey”): guy anchor encroachment on easterly line.

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EXHIBIT G

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

Debtor:                                                                           Secured Party:
Emeritus Corporation                                                  National Health Investors, Inc.
3131 Elliott Avenue                                                     222 Robert Rose Drive
Suite 500                                                                       Murfreesboro, Tennessee 37129
Seattle, WA  98121-1031
Attention:  Eric Mendelsohn                                    Attention:  Kristin S. Gaines

THIS SECURITY AGREEMENT (as the same may be amended and/or restated from time to time, this “Agreement”) is entered into by and between EMERITUS CORPORATION, a Washington corporation (herein “Debtor”), and NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (herein the “Secured Party”) as of the _____ day of ____________________, 2010 (the “Effective Date”).

R E  C I  T  A L S:

WHEREAS, Secured Party, as Landlord, and Debtor, as Tenant, have entered into that certain Master Lease (as the same may be amended and/or restated from time to time,  the “Master Lease”) dated October 13, 2009 whereunder Secured Party has leased to Debtor the Land, the improvements thereon, equipment, fixtures, furnishings and other property interests which comprise the eight senior living facilities listed on Schedule I, attached hereto and made a part hereof; and

WHEREAS, the Master Lease requires that Tenant pay Base Rent to Secured Party, Additional Charges and other amounts which may become due pursuant to the Master Lease or Capital Improvement Reserve Agreement; and

WHEREAS, the Master Lease requires the Debtor, as Tenant, to grant a security interest to Secured Party in certain property of Debtor relating to or arising from the Facilities to secure the payment of Base Rent and other amounts and obligations of Debtor as Tenant; and

WHEREAS, Debtor is willing to grant the security interests created hereunder in favor of Secured Party as security for the Obligations, as defined.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

10. Definitions.  Capitalized terms not otherwise defined in this Agreement, including its preamble, recitals and exhibits, shall have the meanings set forth in the Master Lease.  All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.

11. Security Interest.  As security for the repayment of the Obligations, Debtor hereby assigns and grants to Secured Party a security interest in and to all of Debtor’s rights in and to the property described on Exhibit A attached hereto and incorporated herein by this reference now existing or hereafter arising, and the proceeds thereof (collectively, the “Collateral”).  The rights of Secured Party in the Collateral are limited to those of a secured party.  The granting of security interests by Debtor hereunder in the Collateral shall not be deemed to be an assignment of a payment within the meaning of 42 U.S.C. §1395g or 42 U.S.C. §1396a (32).

12. Obligations.  The security interest granted herein by Debtor secures and shall secure the payment of all (i) Base Rent and Additional Charges due or to become due under the Master Lease, (ii) all amounts due or to become due for the Cap Ex Account pursuant to the Capital Improvement Reserve Agreement and (iii) any and all other amounts for which Debtor is or may become liable to Secured Party arising in the course of performing or meeting any other obligation of Debtor under the Master Lease.

For purposes of this Agreement, all such obligations secured by the Collateral shall be referred to as “Obligations”.

13. Debtor’s Representations and Warranties to Secured Party.  Debtor hereby represents and warrants to Secured Party that the following facts are true and correct as of the Effective Date:

(a) Debtor is the true and lawful owner of the Collateral;

(b) Debtor has a good right to grant a security interest in the Collateral and to execute this Agreement.

(c) No advances, liens, security interest or encumbrances exist against the Collateral except as granted to Secured Party hereunder.

14. Covenants to Secured Party.  Debtor hereby covenants and agrees that until the Obligations shall have been performed and paid in full or unless Debtor shall have received the prior written consent of Secured Party:

(a) Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance (other than the security interest granted herein) and in good order and repair and will not waste or impair or materially diminish the value of the Collateral or any part thereof; Debtor will not use the Collateral in violation of any of the Legal Requirements.

(b) Debtor will not sell or offer to sell or otherwise transfer, dispose of or encumber the Collateral, or any interest therein (i) for less than its reasonable fair market value other than sales in the normal course of operation for senior living communities, or (ii) in such manner as to materially diminish the value of the Collateral.

(c) Debtor will maintain insurance with respect to the Collateral as set forth in the Master Lease.

(d) Subject to Secured Party filing any necessary financing and continuation statements, Secured Party’s security interest in the Collateral is now and at all times hereafter shall be perfected and Secured Party shall have a lien having priority over any other liens on the Collateral granted by Debtor other than those liens, if any, permitted by the terms of the Master Lease.

(e) Secured Party (by any of its officers, employees and/or agents) shall have the right at any time or times during Debtor’s usual business hours, but subject to applicable laws governing the confidentiality of resident and employee records, to inspect the Collateral and all related records (and the premises upon which it is located) and all financial records and to verify the amount and condition of the Collateral or any other matter whether or not relating to the Collateral.  After the occurrence and during the continuation of an Event of Default, all costs, fees and expenses incurred by Secured Party, or for which Secured Party has become obligated, in connection with such inspection and/or verification shall be payable immediately by Debtor to Secured Party.

(f) Subject to Debtor’s due contest right set forth in the Master Lease, Debtor agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value thereof and Debtor’s ability to collect its accounts.

(g) In its sole and absolute discretion without waiving or releasing any obligation, liability or duty of Debtor under this Agreement or the Master Lease, Secured Party may at any time or times hereafter, but shall be under no obligation to do so, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by a person against the Collateral if and to the extent such security interest, line, encumbrance or claim is not otherwise permitted by the terms of the Master Lease.  All reasonable sums paid by Secured Party in respect thereof and all costs, fees and expenses, including attorneys’ fees, court costs, expenses and other charges relating thereto incurred by Secured Party on account thereof shall be payable immediately by Debtor to Secured Party.

(h) Secured Party shall be required to file any financing or continuation statements required to perfect its security interest in the Collateral and upon expiration or earlier termination of the Lease and payment in full of the Obligations shall be required to file any termination statements with respect to all such financing/continuation statements; provided, however, in the event Secured Party fails to file a termination statement upon request of Debtor, Debtor shall be authorized to file the same on behalf of Secured Party. Upon request of Secured Party, Debtor will sign and execute alone or with Secured Party any financing statement or other document or procure any document and pay all necessary costs to protect the security interest under this Agreement against the interest of third Persons not otherwise permitted by the terms of the Master Lease. Debtor will pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary or desirable.  Debtor further agrees to pay all costs and fees for filing any termination statements.  In connection with the foregoing, it is agreed and understood between the parties hereto (and Secured Party is hereby authorized to carry out and implement the following agreements and understandings and Debtor hereby agrees to pay the costs thereof) that Secured Party may, at any time or times, file as a financing statement any counterpart of this Agreement signed by Debtor if Secured Party shall elect so to file.

(i) Debtor will defend the Collateral against any claims and demands of all Persons at any time claiming the same or any interest therein.

(j) Debtor will permit Secured Party and its agents, representatives and employees to enter upon or into any premises where the Collateral and/or the records concerning the Collateral may be located without being guilty of a trespass.  Secured Party shall be permitted to examine the Collateral and such records relating thereto.  Debtor will furnish upon request all pertinent information regarding collateral.  Debtor will transmit to Secured Party promptly all information that it may have or receive with respect to the Collateral that might in any way materially diminish the value of the Collateral or Secured Party’s rights or remedies with respect thereto. Debtor and Secured Party shall comply with all Privacy Standards relating to protected health information as provided in Section 22.4 of the Master Lease.

(k) If any documented security, certificate of title or similar document is, at any time and pursuant to the laws of any jurisdiction, issued or outstanding with respect to the Collateral or any part thereof , Debtor shall promptly advise Secured Party thereof, and Debtor shall promptly cause the interest of Secured Party to be properly noted thereon and Debtor will further promptly deliver to Secured Party any such certificate of title or similar document issued or outstanding at any time with respect to such Collateral.  If any instruments, chattel paper, money or monies or documents are, at any time or times, included in the Collateral, whether as proceeds or otherwise, Debtor will promptly deliver the same to Secured Party upon demand therefore by Secured Party.

15. Special Representations, Warranties and Agreements with respect to Receivables.  With respect to Receivables (as defined on Exhibit A hereto). Debtor represents warrants and agrees with Secured Party as follows:

(a) As of the time any Receivable becomes subject to Secured Party’s Security Interest, including, without limitation, as of each time any specific assignment or transfer or identification is made to Secured Party of any Receivable, Debtor shall be deemed to have warranted as to each and all of such Receivables that each Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting and arises out of a bona fide sale of goods sold and delivered, or in the process of being delivered, or out of and for services theretofore actually rendered, to the debtor named in the Receivable (each a “Receivable Debtor”); that the amount of the Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts, Medicaid overpayment recoupments occurring in the ordinary course of business and allowances for bad or doubtful accounts (referred to as contractual allowances with respect to Medicaid residents) established by Debtor in the ordinary course of business and in accordance with generally accepted accounting principals or applicable Medicaid reimbursement requirements, is not disputed, and except for such normal cash discounts is not subject to any setoffs, credits, deductions or counter-charges; that Debtor is the owner thereof, free and clear of all liens, encumbrances and security interest of any nature whatsoever (except for the security interest of Secured Party hereunder); and that Debtor has no notice of or reason to believe that the Receivable Debtor is subject to any pending bankruptcy proceeding, insolvency proceeding or operations of any creditors committee.

(b) Debtor will hold in Debtor’s executive office, or such other location approved by Secured Party, and make available to Secured Party as requested, subject to applicable laws governing the confidentiality of resident records, so long as any Obligations remain unpaid, all of Debtor’s records containing any entries as to Receivables, including details of sale, delivery, payment and other material information and, subject to applicable laws governing the confidentiality of resident records, Secured Party shall at all reasonable times have full access to and the right to examine and audit Debtor’s books and records, and to make copies of pertinent portions thereof at Secured Party’s expenses, prior to the occurrence or continuation of an Event of Default and at Debtor’s expense from and after the occurrence and during the continuation of an Event of Default.

(c) Upon the occurrence and during the continuation of any Event of Default and upon Secured Party’s request, Debtor will notify its Receivable Debtors to make payment of any or all Receivable or Receivables directly to Secured Party or to a bank designated by Secured Party, the deposits of which are insured by the Federal Deposit Insurance Corporation, pursuant to an arrangement whereby said bank receives payments on Receivables for deposit into a collection account in Debtor’s name and thereafter transfers all collected amounts to a collateral account in Secured Party’s name.  Any proceeds of Receivables so transmitted to Secured Party or to said bank may be deposited in a collateral account in the name of Secured Party and under its dominion and control pending their application to the Obligations, but Debtor acknowledges that the maintenance of such account is solely for convenience in administering the procedures established by this Section 6(c) and that Debtor has not and shall not have any right, title or interest in said account or in the amounts at any time to the credit thereof.  All proceeds so received by Secured Party and or said bank shall be applied to the Obligations which by their terms are then due, such application to be made to such portions of the Obligations as Secured Party may determine in its sole discretion, with any excess amounts remitted by Secured Party or said bank to Debtor. Subject to the foregoing provisions of this Section 6(c) and to the rights reserved to Secured Party elsewhere in this Agreement and prior to the occurrence and continuation of an Event of Default, Debtor shall have the right, at Debtor’s expense, to enforce, collect and receive all amounts owing on Receivables. Upon the occurrence and during the continuation of an Event of Default and upon receipt of a written demand from Secured Party, Debtor shall take such action to ensure that all checks and other forms of remittances received by Debtor on Receivables shall not be commingled with Debtor’s other property but shall be segregated, held by Debtor in trust for Secured Party as Secured Party’s exclusive property and immediately delivered by Debtor to Secured Party in the identical form as that in which received with proper endorsements. Debtor will accompany each such transmission of proceeds to Secured Party with a report in such form as Secured Party may require identifying the Receivables to which such proceeds apply.  In the event any Receivable Debtor shall also be indebted to Debtor in any other respect and such Receivable Debtor shall make payment without designating the particular indebtedness against which it is to apply, such payment shall be conclusively presumed to be payment on the Receivable of such Receivable Debtor.  In administering the collection of proceeds as herein provided, Secured Party or the bank designated by it may accept checks or drafts in any amount and bearing any notation without incurring liability to Debtor for so doing.

16. Debtor’s Use of  the Collateral.  Prior to the occurrence and continuation of an Event of Default and to the election by Secured Party to exercise its rights under the Master Lease to terminate Debtor’s right to possession of the Premises or to terminate the Master Lease as a result of such Event of Default, Debtor may use the Collateral in the ordinary course of Debtor’s business; provided, upon the occurrence and during the continuation of an Event of Default and the election by Secured Party to exercise its rights under the Master Lease to terminate Debtor’s right to possession of the Premises or to terminate the Master Lease as a result of such Event of Default, Debtor’s right to so use the Collateral shall terminate until further notice from Secured Party.

17. Events of  Default.  The term “Event of Default”, whenever used in this Agreement, shall mean that occurrence of an Event of Default as defined in the Master Lease.

18. Remedies.  In conjunction with the election by Secured Party to exercise its rights and remedies under the Master Lease to terminate Debtor’s right to possession of the Premises or to terminate the Master Lease upon the occurrence and during the continuation of an Event of Default thereunder, Secured Party shall have the following remedies hereunder:

(a) Upon the occurrence and during the continuation of any Event of Default, at the option of Secured Party, Secured Party shall have and may exercise any or all of the rights and remedies of a secured party under the Code, and as otherwise contractually granted herein under any applicable law or under any other agreement executed by Debtor in favor of Secured Party, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of  or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under the Code after the occurrence of an Event of Default, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and legal expenses thereby incurred by Secured Party and toward payment of the Obligations, from time to time, in such order or manner as Secured Party may elect in its sole discretion.

(b) As an essential part of the bargained-for consideration running to Secured Party, Debtor hereby expressly grants to Secured Party the contractual right to purchase any or all of the Collateral which is not already owned by Secured Party at any sale any time after ten (10) days’ notice of such sale shall have been sent to Debtor by Secured Party.  Debtor agrees that if such notice of the sale is delivered in accordance with the terms of this Agreement at least ten (10) days before the time of the proposed sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving notice, and the proposed sale may take place any time after such ten (10) day period without the necessity of sending another notice to Debtor.  Secured Party may postpone and reschedule any proposed sale at its option without the necessity of giving Debtor further notice of such fact as long as the rescheduled sale occurs within sixty (6) days of the originally scheduled sale.

(c) The right of Secured Party to take possession or control of the Collateral upon the occurrence and during the continuation of an Event of Default may be exercised without resort to any court proceeding or judicial process whatever and without any hearing whatever thereon.

(d) All recitals in any instrument of assignment or any other document or paper executed by Secured Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Secured Party or of any fact condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.

(e) Upon disposition by Secured Party of any property in which Secured Party has a security interest granted hereunder, Debtor shall be and remain liable for any deficiency; and Secured Party shall account to Debtor for any surplus, but Secured Party shall have the right to apply all or any part of such surplus to (or to hold the same as a reserve against) all or any of the Obligations, whether or not they or any of them be then due,  and in such order of application as Secured Party may from time to time elect.

(f) All right to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived by Debtor.

(g) In addition to the foregoing provisions, upon the occurrence and during the continuation of an Event of Default, and upon Secured Party’s demand, Debtor agrees to assemble the Collateral at its usual place of business and make same available to Secured Party immediately.

19. Secured Party’s Powers and Duties with Respect to Collateral.

(a) Secured Party shall be under no duty to pursue collection of any amount that may be or become due in connection with any of the Collateral now or hereafter pledged hereunder, to realize on the Collateral, to keep the same insured, or to do anything for the enforcement and collection of the Collateral or the protection thereof.

(b) NOT LIMITING THE GENERALITY OF ANY OF THE FOREGOING BUT IN AMPLIFICATION OF THE SAME, SECURED PARTY SHALL NOT BE IN ANY WAY LIABLE TO OR RESPONSIBLE FOR ANY DIMINUTION IN THE VALUE OF, OR REDUCTION IN THE PROCEEDS REALIZED FROM, THE COLLATERAL FROM ANY CAUSE WHATSOEVER EXCEPT TO THE EXTENT THE SAME ARISES SOLELY AND DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY.

20. Expenses and Indemnity.  Debtor will, upon demand, pay to Secured Party forthwith the amount of all reasonable expenses, including reasonable attorney’s fees and legal expenses, incurred by Secured Party upon the occurrence of an Event of Default in seeking to collect or enforce any rights in the Collateral.  Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the gross negligence or willful misconduct of Secured Party.

21. General Authority.  Effective immediately but exercisable by Secured Party (or by any Person designated by Secured Party), only upon the occurrence and during the continuation of an Event of Default and only in the event that Debtor fails, upon request, to take such actions and/or execute such documents as Secured Party may reasonably request in order to allow Secured Party to exercise its rights and remedies hereunder, Debtor hereby irrevocably appoints Secured Party (or any Person designated by Secured Party) as Debtor’s duly authorized attorney in fact, which appointment is hereby coupled with an interest, with full power of substitution, in the name of Secured Party or the name of Debtor, for Secured Party’s sole use and benefit, but at Debtor’s cost and expense, to exercise at any time from and after the occurrence and during the continuation of an Event of Default and to the extent Secured Party has elected to exercise its remedies under the Master Lease to terminate Debtor’s right to possession of the Premises or to terminate the Master Lease all or any of the following powers solely with respect to all or any of the Collateral and not with respect to any other assets of Debtor:

(a) To sell, transfer, assign or otherwise deal in or with the Collateral as fully and effectively as if Secured Party were the absolute owner thereof;

(b) To retain, collect, demand, sue for collection, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(c) To receive, take endorse, assign and/or deliver in Secured Party’s name or Debtor’s name any and all checks, notes, drafts, documents, instruments and other property relating to the Collateral;

(d) To transmit to Receivable Debtors notice of Secured Party’s interest in Receivables and to request from Receivable Debtors at any time, in Debtor’s name or in Secured Party’s name or the name of Secured Party’s designee, information concerning the Receivables and the amounts owing thereon;

(e) To receive and open all mail addressed to Debtor and to retain all mail pertaining to the Collateral;

(f) To take or bring, in Debtor’s name or Secured Party’s name, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable in connection with the Collateral;

(g) To sign Debtor’s name or Secured Party’s name to any documents evidencing the Receivables, to compromise with any Receivable Debtor and give acquittances for any and all Receivables;

(h) To notify Receivable Debtors to make payment directly to Secured Party or to any bank designated by Secured Party;

(i) To take or bring, in Debtor’s name or Secured Party’s name, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of the Receivables;

(j) In general, to do all things necessary to perform the terms of this Agreement, including, without limitation, to take any action or initiate any proceedings that Secured Party deems necessary or appropriate to protect and preserve the security interest of Secured Party in the Collateral;

PROVIDED, HOWEVER, THE EXERCISE BY SECURED PARTY OF OR FAILURE TO SO EXERCISE ANY SUCH AUTHORITY SHALL IN NO MANNER AFFECT DEBTOR’S LIABILITY TO SECURED PARTY HEREUNDER OR IN CONNECTION WITH THE OBLIGATIONS; AND PROVIDED FURTHER, THAT SECURED PARTY SHALL NOT BE UNDER ANY OBLIGATION OR DUTY TO EXERCISE ANY OF THE POWERS HEREBY CONFERRED UPON SECURED PARTY AND SECURED PARTY SHALL HAVE NO LIABILITY FOR ANY ACT OR FAILURE TO ACT IN CONNECTION WITH ANY OF THE COLLATERAL EXCEPT FOR LIABILITY ARISING SOLELY AND DIRECTLY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY. SECURED PARTY SHALL NOT BE BOUND TO TAKE ANY STEPS NECESSARY TO PRESERVE RIGHTS IN ANY COLLATERAL.

22. Other Collateral.  The execution and delivery of this Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations and no security taken hereafter as security for payment of any part or all of the Obligations shall impair in any manner or affect this Agreement, all such present and future additional security to be considered as cumulative security.  Any of the Collateral may be released from this Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this Agreement as to the Collateral not expressly released, and this Agreement shall continue as a first lien security interest and charge on all of the Collateral not expressly released until all sums and Obligations have been paid and performed in full.  Any future assignment or attempted assignment or transfer of the interest of Assignor in and to any of the Collateral shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

14.           Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.  This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. Any notice required to be given by either party under this Agreement shall be given in the manner and to the parties at the addresses set forth in the Master Lease. This Agreement shall be governed by the laws of the State of Tennessee except that the exercise by Secured Party of its rights hereunder shall, with respect to each of the Facilities, be governed by the laws of the State in which each such Facility is located. This Agreement shall be binding upon and inure to the benefit of the parties which are from time to time the Landlord and Tenant under the Master Lease.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.

Secured Party:                                                                                     Debtor:

NATIONAL HEALTH INVESTORS,                                                                           EMERITUS CORPORATION,

INC., a Maryland corporation                                                                           a Washington corporation

By:                                                      By:

Name:                                                      Name:

Title:                                                      Title:

STATE OF WASHINGTON                                                                :
: ss
COUNTY OF                                KING                                :

On this, the ________ day of ________________, 2009, before me, the undersigned officer, personally appeared ___________________________________, who acknowledged himself to be the ________________________________ of Emeritus Corporation, a Washington corporation (“Company”), and being duly sworn according to law deposes and says that he, as such officer, being authorized to do so, executed the foregoing Instrument for the purposes therein contained, by signing the name of the Company by himself as ________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

Notary Public

My Commission Expires:

STATE OF __________________                                                                )
)
COUNTY OF ________________                                                                )

Before me, ___________________________________________, a Notary Public of said County and State, personally appeared _________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be ________________________ of National Health Investors, Inc., a Maryland corporation, the within named bargainor, and that he as such _____________________________ of the corporation, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, and on its behalf, by himself as _____________________________ of the corporation.

Witness my hand and seal, at Office in _______________, this _____ day of _________, 2009.

Notary Public
My Commission Expires:

EXHIBIT H

EXISTING EASEMENT AND ENCROACHMENTS

15. The Gilbert Survey does not reveal the locations of the easements referenced in exceptions 5, 8 and 10 of the Gilbert Title Commitment.

16. The Glendale Survey states that the easements described in exceptions 6, 8, 9 and 11 are blanket in nature.

17. The Tanque Verde Survey does not show the matters as shown on a recorded survey referenced in exceptions 4 and 5.

18. The Conway Survey does not disclose the location of the easements referenced in exceptions 7, 11, 12 and 13.

19. The Tullahoma Title Commitment references in exception 8 all matters noted on a recorded plat. The Survey does not disclose any easements.

20. The Survey Reading in the Gilbert Title Commitment excepts coverage from title for variations between the location of a block wall and the location of record lines. The Gilbert Survey reveals a block wall on all sides of the Gilbert Property that encroaches up to four feet onto adjacent property.

21. Exception 7 in the Glendale Title Commitment references a wall column encroachment of .38 feet from adjacent property onto the Glendale Property. Additionally, the Survey reading on the Glendale Title Commitment reveals the following encroachments: (i) block wall up to 1.1 feet south of the southerly line, (ii) curb an undetermined distance south of southerly line, (iii) block wall up to 1.5 feet west of westerly line, (iv) variations between locations of block walls and column and locations of westerly line, (v) encroachments on Hillcrest Boulevard of walks (up to 4.1 feet), curbs (undetermined) and planter walls (undetermined), (vi) curb an undetermined distance west and east of easterly lines, (vii) block wall up to 1.1 feet west of easterly line, (viii) access drive in southerly portion of premises crosses easterly line and (ix) building violates Non-Build Easement Agreement recorded as No. 97-27899 up to .5 feet.

22. Exception 7 in the Tanque Verde Title Commitment notes the encroachment of a traffic control box near the northeast and northwest corners of the Tanque Verde Property. Additionally, the Survey Reading reveals (i) a right of way for utilities parallel to the east property line which the title company infers creates an encroachment and which were are attempting to further research and as to which we must reserve the right to comment further and (ii) encroachment of a driveway and related improvements onto the right of way for Tanque Verde and Woodland Roads.

23. The Survey Reading in the Tucson Title Commitment discloses the following encroachments: (i) overhead electrical easement along the south property line, (ii) street lights in the southwest corner, (iii) existing square power pole north of the southwest corner, (iv) flagpole, signage and landscaping in the southwest corner, (v) fire hydrant north of the south property line,

1

east of the southwest entrance, (vi) headwall at the southeast corner and (vii) encroachment of a driveway and related improvements onto the right of way for Ina Road and Shama Wing Lane.

24. The Survey Reading in the Gallatin Title Commitment shows a fence encroaching onto Tennessee Highway 109.

25. The Survey Reading in the Kingsport Title Commitment reveals the following encroachments: (i) a sign and landscape encroach onto John B. Dennis Highway and (ii) a block building encroaches 4.3 feet onto a proposed right of way.

26. The Survey Reading in the Tullahoma Title Commitment shows a guy anchor encroachment on the easterly property line.

2

EXHIBIT I

MISSING ESTOPPELS

27. An estoppel pertaining to the Gilbert Property: signed by El Dorado Lakes Golf Club Community Association indicating payment in full of all assessments and no defaults relating to charges for landscaping maintenance pursuant to exception 6 of Schedule B, Section 2.

28. Three estoppels pertaining to the Glendale Property: (i) an estoppel signed by Hillcrest Ranch Community Association indicating payment in full of all liens and charges for maintenance and no defaults relating to requirement 2 of Schedule B, Section 1 and exceptions 3 and 11 of Schedule B, Section 2, (ii) an estoppel signed by Bashwal LLC (or its successor in interest) indicating payment in full of an annual fee as a contribution of the costs of maintenance relating to a service drive pursuant to exceptions 6 and 8 of Schedule B, Section 2 and (iii) an estoppel signed by ALS-Clare Bridge, Inc. (or its successor in interest) regarding the payment to Evergreen-Hillcrest Limited Partnership (or its successor in interest) for costs of construction of certain improvements in the approximate amount of $33,402.00  relating to the Site Development Agreement pursuant to exception 9 of Schedule B, Section 2.

29. Two estoppels pertaining to the Conway Property: (i) an estoppel from the Association (the name of the Association is not provided in the Declaration of Covenants, Conditions and Restrictions for Delta Development, LLC) indicating payment in full of all assessments and no defaults relating to maintenance of common area improvements and storm water retention areas pursuant to exception 7 of Schedule B, Section 2 and (ii) an estoppel from Delta Development, LLC (or its successor in interest) for costs for the maintenance of an access easement as described in exception 9 of Schedule B, Section 2.

EXHIBIT L

REQUEST FOR ADVANCE

Pursuant to that Master Lease dated as of October 13, 2009, as amended, by and between National Health Investors, Inc., as Landlord, and Emeritus Corporation, as Tenant (the “Lease”), Tenant hereby requests a Capital Allowance Funding advance in the amount and on the date set below:

Amount Requested:                                _____________________

Date Requested:                                _____________________

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease.

As an inducement to Landlord to make the advance Tenant hereby represents and warrants to Landlord as follows:

30. All costs shown have been paid in full.  Invoices for all items included in this Request For Advance and evidence of payment thereof are attached hereto.  Tenant has received valid lien releases or waivers from all contractors, subcontractors and materialmen with respect to all goods and services being paid for from the requested advance. Tenant has no knowledge of any actual or threatened mechanics lien against the Property.

31. The work which is the subject of the requested advance has been completed in compliance with all applicable governmental requirements.

32. The attached AIA Document G702 Application and Certificate for Payment is an accurate and complete statement of all amounts paid for the work which is the subject of the requested advance.

EMERITUS CORPORATION

By:

Its:

Date:

EXHIBIT M

FORM OF COMPLETION CERTIFICATE

Re:           INSERT PROPERTY ADDRESS

This Completion Certificate (“Completion Certificate”) is delivered to Landlord pursuant to and in accordance with that certain Master Lease dated as of October 13, 2009, as amended (the “Lease”), by and between EMERITUS CORPORATION, a Washington corporation (“Tenant”), and NATIONAL HEALTH INVESTORS, INC., a Maryland  corporation (“Landlord”).

Unless otherwise specifically defined in this Completion Certificate, capitalized words shall have the meaning ascribed to them in the Lease.

The parties below hereby certify to the following with respect to the Renovation Project described in Schedule 1 hereto:

33. The project described in Attachment 1 (the “Project”) has been completed.

34. No mechanic’s or materialmen’s liens or other encumbrances have been filed and remain in effect against the Project and/or the Property.

35. The Lease requires that certain evidence be furnished to Landlord to confirm that the Property, after completion of the Project, has been inspected by each governmental authority having jurisdiction over the Project verifying all licenses, permits, approvals and consents needed for use, occupancy and operation have been issued.  Tenant represents and warrants that it has made the necessary inquiries of the respective governmental authorities and any permits, licenses, approvals or consents that are required for the use, occupancy and operation of the Property after completion of the Project have been duly and validly issued to Tenant.

36. This Completion Certificate is executed on ______________________.

ATTACHMENT 1 TO COMPLIANCE CERTIFICATE

PROJECT DESCRIPTION

SCHEDULE III

SCHEDULE OF ANNUAL AGGREGATE BASE RENT FOR LEASE YEARS 2-15

Lease Year

2                                                                $3,485,850

3                                                                $3,555,567

4                                                                $3,660,635

5                                                                $3,770,455

6                                                                $3,883,568

7                                                                $4,001,068

8                                                                $4,161,110

9                                                                $4,327,555

10                                                                $4,500,657

11                                                                $4,680,683

12                                                                $4,867,911

13                                                                $5,062,627

14                                                                $5,200,132

15                                                                $5,410,737